UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 683-4100

Not applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events and Regulation FD Disclosure

On January 26, 2004, New York Community Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc. for the issuance and sale of approximately 10 million shares of the Company’s common stock, generating proceeds of approximately $400.0 million pursuant to the Registration Statement on Form S-3 (Commission File No. 333-105350) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2003. The Company filed with the SEC, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, a definitive prospectus supplement with respect to the offering. Attached hereto as Exhibit 1(a) is the underwriting agreement.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of business acquired are required: None

(b)	Pro forma financial information: None

(c)	Exhibits:

Exhibit 1(a) Underwriting Agreement

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Regulation FD Disclosure

Not applicable.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date: February 2, 2004	/s/ Mark A. Ricca

Mark A. Ricca Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1(a)	Underwriting Agreement